Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report is dated March 5, 2009, except as to the adoption of the Financial Accounting Standards Board Accounting Standards Codification 480-10-S99-3A, Classification and Measurement of Redeemable Securities and the related disclosure in Note 1 and Note 17, which are as of November 6, 2009.

/s/  KPMG LLP

KPMG LLP

July 19, 2010